UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 18, 2006

SENECA FOODS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	0-01989 (Commission File Number)	16-0733425 (IRS Employer Identification No.)

3736 South Main Street, Marion, New York 14505-9751
(Address of Principal Executive Offices, including zip code)

(315) 926-8100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 18, 2006, Seneca Foods Corporation (the “Company”) entered into a Purchase Agreement to acquire the outstanding membership interests in Signature Fruit Company, LLC (“Signature”) from John Hancock Life Insurance Company and John Hancock Variable Life Insurance Company (the “Sellers”). The information set forth below in Item 2.01 relating to the acquisition of Signature is incorporated by reference into this Item 1.01. A copy of the Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 2 and is incorporated herein by reference.

Also on August 18, 2006, the Company, Seneca Snack Company and Signature, entered into an Amended and Restated Revolving Credit Agreement with a consortium of five banks with Bank of America, N.A. as Administrative Agent, Collateral Agent and Issuing Bank. The Amended and Restated Revolving Credit Agreement provides for a $250 million revolving credit facility (which upon the satisfaction of certain conditions may be increased to up to $400 million) maturing in August 2011. The $250 million facility replaces the existing $100 million revolving credit facility, which was to mature in July 2011. The interest rate on the $250 million facility is based on LIBOR or the Bank of America’s prime rate plus an applicable margin determined based on overall Company leverage as set forth in the Amended and Restated Credit Agreement. Additionally, the Company pays fees on the unused portion of the revolver also based upon overall Company leverage as set forth in the Amended and Restated Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 18, 2006, the Company acquired the outstanding membership interests in Signature from the Sellers pursuant to a Purchase Agreement dated August 18, 2006 (the “Acquisition”). Signature, located in Modesto, California, is engaged in the shelf stable fruit processing business. The purchase price totaled $45 million plus the assumption of certain liabilities. The Acquisition was financed with $20 million in cash and $25 million of the Company’s Convertible Participating Preferred Stock, Series 2006. In connection with the Acquisition, the Company executed a guaranty with respect to Signature’s $45.5 million Senior Secured Notes payable to the Sellers.

Item 2.03 Creation of a Direct Financial Obligation

The information set forth above in Items 1.01 and 2.01 relating to the Amended and Restated Revolving Credit Agreement and the guaranty of the Signature Senior Secured Notes is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the Acquisition, the Company issued 1,025,220 shares of its newly designated Convertible Participating Preferred Stock, Series 2006 (the “Preferred Shares”). The Preferred Shares were issued to the Sellers and were valued at $25 million under the Purchase Agreement.

The Preferred Shares are convertible into shares of the Company’s Class A Common Stock at any time at the option of the holder thereof. The Preferred Shares are currently convertible on a one-for-one basis, subject to adjustment upon the occurrence of certain dilutive events as set forth in the Company’s Certificate of Incorporation, as amended.

The issuance of the Preferred Shares was exempt from registration with the U.S. Securities and Exchange Commission pursuant to the exemption from such registration under Section 4(2) of the Securities Act of 1933, as amended, for a sale not involving a public offering. The Company and the Sellers entered into a Registration Rights Agreement with respect to the registration of the Preferred Shares, as well as the shares of Class A Common Stock issuable upon conversion of the Preferred Shares, for resale under the Securities Act. A copy of the Registration Rights Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation

On August 18, 2006, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the New York Secretary of State authorizing a fifth series of Class A Preferred Stock designated Convertible Participating Preferred Stock, Series 2006. The Company also filed a Certificate of Correction to the Certificate of Amendment with the New York Secretary of State on August 21, 2006. A copy of the Certificate of Amendment, as corrected, is attached to this Current Report on Form 8-K as Exhibit 3 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements and additional information required pursuant to Item 9.01(a) of Form 8-K will be filed by amendment to this report on Form 8-K within 71 calendar days after the date on which this report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required pursuant to Item 9.01(b) of Form 8-K will be filed by amendment to this report on Form 8-K within 71 calendar days after the date on which this report on Form 8-K must be filed.

(d) Exhibits

2	Purchase Agreement by and among Seneca Foods Corporation, John Hancock Life Insurance Company and John Hancock Variable Life Insurance Company dated as of August 18, 2006.

3	Certificate of Amendment of the Certificate of Incorporation of Seneca Foods Corporation filed August 18, 2006 as corrected by a Certificate of Correction filed August 21, 2006.

10.1	Amended and Restated Revolving Credit Agreement dated as of August 18, 2006.

10.2	Registration Rights Agreement between Seneca Foods Corporation, John Hancock Life Insurance Company and John Hancock Variable Life Insurance Company dated as of August 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2006

SENECA FOODS CORPORATION

By: /s/Jeffrey L. Van Riper
Jeffrey L. Van Riper
Controller